UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
______________________________________________

Date of Report (Date of earliest event reported):	January 18, 2008

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA	34243
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code:	(941) 753-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 18, 2008, the Registrant sold all assets related to the Registrant’s Telident 911 Solutions line of products to Amcom Software, Inc. (“Amcom”) for a purchase price of $1,750,000.00 and the assumption by Amcom of certain liabilities.

Under the Asset Purchase Agreement executed on January 18, 2008 (“Agreement”), $175,000.00 of the purchase price was deposited into an escrow account to provide Amcom with limited rights to obtain payment for claims made under the indemnity provisions of the Agreement.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information is provided under Item 1.01 of this  Report on Form 8-K.

ITEM 8.01     OTHER EVENTS.

On January 18, 2008, Teltronics Direct, Inc., a subsidiary of the Registrant (“TDI”) closed acquisition of substantially all of the assets of FMG Ventures, LLC and JC Ventures, LLC under an Asset Purchase Agreement entered into by TDI on December 19, 2007, which was previously reported.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial statements of business acquired.

     Not applicable.

(b)            Pro forma financial information.

    Pro forma financial information is expected to be filed by amendment no later than 71 calendar days after the date this Report on Form 8-K is filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: January 23, 2008	By: /s/ Russell R. Lee III
Russell R. Lee III Vice President Finance and Chief Financial Officer